                                                                       Exhibit 2
                                                                       ---------

================================================================================


                             AMENDED AND RESTATED



                                   AGREEMENT



                                      OF



                              LIMITED PARTNERSHIP



                                      OF



                       NEIC OPERATING PARTNERSHIP, L.P.





================================================================================

                       NEIC OPERATING PARTNERSHIP, L.P.
                               TABLE OF CONTENTS


ARTICLE I

   DEFINITIONS...............................................................  1
   "Additional Voting Units".................................................  1
   "Advising General Partner"................................................  1
   "Affiliate"...............................................................  1
   "Agent"...................................................................  1
   "Agreed Value"............................................................  2
   "Agreement"...............................................................  2
   "Allocable Excludable Units"..............................................  2
   "Associate"...............................................................  2
   "Block Transfers".........................................................  2
   "Capital Accounts"........................................................  2
   "Capital Contribution"....................................................  2
   "Carrying Value"..........................................................  2
   "Certificate of Limited Partnership"......................................  2
   "Closing Time"............................................................  2
   "Code"....................................................................  2
   "Contributed Property"....................................................  2
   "Delaware Act"............................................................  2
   "Designated AGP Expenses".................................................  3
   "Designated MGP Expenses".................................................  3
   "Eighty Percent Interest".................................................  3
   "Exchange Act"............................................................  3
   "Exchange Date"...........................................................  3
   "Excludable Units"........................................................  3
   "Formation Date"..........................................................  3
   "General Partner".........................................................  3
   "GP Unit".................................................................  3
   "Group"...................................................................  3
   "Indemnitee"..............................................................  3
   "Initial Limited Partner..................................................  4
   "Intercompany Agreement"..................................................  4
   "Interest Coverage Ratio".................................................  4
   "Issue Price".............................................................  4
   "Limited Partner".........................................................  4
   "Liquidator"..............................................................  4
   "Loss of Partnership Status"..............................................  4
   "LP Unit".................................................................  4

   "Majority Interest".......................................................  4
   "Majority of Minority Interest"...........................................  4
   "Management Committee"....................................................  4
   "Managing General Partner"................................................  5
   "Market Value"............................................................  5
   "MetLife".................................................................  5
   "MetLife Designated Units"................................................  5
   "NEIC Exchange Ratio".....................................................  5
   "NEIC, Inc."..............................................................  6
   "NEIC, L.P."..............................................................  6
   "NEIC, L.P. Partnership Agreement"........................................  6
   "NEIC LP Units"...........................................................  6
   "NEICOP Exchange Ratio"...................................................  6
   "NEM".....................................................................  6
   "Net Agreed Value"........................................................  6
   "Ninety-Five Percent Interest"............................................  6
   "NYSE"....................................................................  6
   "Offer"...................................................................  6
   "Operating Partnership"...................................................  6
   "Opinion of Counsel"......................................................  6
   "Partner".................................................................  7
   "Partnership".............................................................  7
   "Partnership Interest"....................................................  7
   "Percentage Interest".....................................................  7
   "Person"..................................................................  7
   "Recapture Income"........................................................  7
   "Record Date".............................................................  7
   "Restricted Unit Plan"....................................................  7
   "Restructuring"...........................................................  7
   "RTI".....................................................................  7
   "RTI Designated Units"....................................................  7
   "Subsidiary"..............................................................  7
   "Tax Realization Event"...................................................  7
   "Trading Day".............................................................  8
   "Treasury Regulations"....................................................  8
   "Unit"....................................................................  8
   "Unitholder"..............................................................  8
   "Unrealized Gain".........................................................  8
   "Unrealized Loss".........................................................  8
   "Voting Unit".............................................................  8

ARTICLE II

  ORGANIZATIONAL MATTERS.....................................................  8
     2.1.  Formation.........................................................  8
     2.2.  Name..............................................................  9
     2.3.  Principal Office; Registered Office...............................  9
     2.4.  Power of Attorney.................................................  9
     2.5.  Term.............................................................. 10
     2.6.  Organizational Certificate........................................ 10

ARTICLE III

  PURPOSE.................................................................... 11
     3.1.  Purpose........................................................... 11

ARTICLE IV

  CAPITAL CONTRIBUTIONS; EXCHANGE OF
  GP UNITS AND LP UNITS; ADDITIONAL ISSUANCES................................ 11
     4.1.  Capital Contributions............................................. 11
     4.2.  Exchange of GP Units and LP Units................................. 12
     4.3.  Issuance of Additional LP Units and Other Securities.............. 12
     4.4.  Ownership of GP Units and LP Units................................ 13
     4.5.  No Preemptive Rights.............................................. 13
     4.6.  No Interest....................................................... 13
     4.7.  Loans from Partners............................................... 13

ARTICLE V

  CAPITAL ACCOUNTS AND DISTRIBUTIONS......................................... 13
     5.1.  Capital Accounts.................................................. 13
     5.2.  Distributions in Respect of Units................................. 16
     5.3.  Special Allocations Pertaining to Grants to Employees............. 17
     5.4.  Special Allocation Relating to Tax Payments....................... 17

ARTICLE VI
  INCOME TAX MATTERS......................................................... 18
     6.1.  Tax Allocations................................................... 18
     6.2.  Preparation of Tax Returns........................................ 19
     6.3.  Tax Elections..................................................... 19
     6.4.  Tax Controversies................................................. 19
     6.5.  Withholding....................................................... 19

ARTICLE VII

  MANAGEMENT OF OPERATION OF BUSINESS; INDEMNIFICATION....................... 19
     7.1.  Powers of Managing General Partner................................ 19
     7.2.  Powers of Advising General Partner................................ 21
     7.3.  Duties of Managing General Partner................................ 23
     7.4.  Reliance by Third Parties......................................... 24
     7.5.  Compensation and Reimbursement of the General Partners............ 24
     7.6.  Purchase or Sale of LP Units...................................... 25
     7.7.  Partnership Funds................................................. 25
     7.8.  Outside Activities; Contracts with Affiliates; Loans to or from
            Affiliates....................................................... 25
     7.9.  Tax Basis and Value Determinations................................ 26
     7.10. Resolution of Conflicts of Interest; Standard of Care............. 27
     7.11. Other Matters Concerning the General Partners..................... 27
     7.12. Limited Liability; Indemnification................................ 28

ARTICLE VIII

  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS................................. 30
     8.1.  Limitation of Liability........................................... 30
     8.2.  Management of Business............................................ 30
     8.3.  Outside Activities................................................ 30
     8.4.  Return of Capital................................................. 30
     8.5.  Rights of Limited Partners Relating to the Partnership............ 30

ARTICLE IX

  BOOKS, RECORDS, ACCOUNTING AND REPORTS..................................... 31
     9.1.  Books, Records and Accounting..................................... 31
     9.2.  Fiscal Year....................................................... 31
     9.3.  Reports........................................................... 32

ARTICLE X

  TRANSFER OF LP UNITS....................................................... 32
     10.1.  In General....................................................... 32
     10.2.  Avoidance of Publicly Traded Partnership Status.................. 32
     10.3.  Permitted Transfers.............................................. 33
     10.4.  Permitted Exchanges.............................................. 34

ARTICLE XI

  TRANSFER OF GP UNITS....................................................... 36
     11.1.  Transfer of GP Units............................................. 36
     11.2.  Successor General Partner........................................ 36
     11.3.  Admission of Additional General Partner.......................... 36

ARTICLE XII

  ADMISSION OF INITIAL AND SUBSTITUTED
  LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNERS............................ 37
     12.1.  Withdrawal of Initial Limited Partner............................ 37
     12.2.  Admission of Substituted Limited Partners........................ 37
     12.3.  Admission of Successor General Partner........................... 37
     12.4.  Restructuring ................................................... 37

ARTICLE XIII

  REMOVAL OF A GENERAL PARTNER............................................... 39
     13.1.  Removal of a General Partner..................................... 39
     13.2.  Sale of Former General Partner's Interest........................ 40

ARTICLE XIV

  DISSOLUTION AND LIQUIDATION................................................ 40
     14.1.  Dissolution...................................................... 40
     14.2.  Reconstitution................................................... 41
     14.3.  Liquidation...................................................... 42
     14.4.  Distribution in Kind............................................. 42
     14.5.  Cancellation of Certificate of Limited Partnership............... 43
     14.6.  Return of Capital................................................ 43
     14.7.  Waiver of Partition.............................................. 43

ARTICLE XV

  AMENDMENT OF PARTNERSHIP AGREEMENT......................................... 43
     15.1.  Amendments Which May be Adopted Solely by the Managing General
              Partner........................................................ 43
     15.2.  Other Amendments................................................. 44
     15.3.  Amendment Requirements........................................... 45
     15.4.  Limitation of Voting Power of Certain LP Unit Holders............ 45

ARTICLE XVI

  MEETINGS................................................................... 48
     16.1.  Meetings......................................................... 48
     16.2.  Record Date...................................................... 49
     16.3.  Conduct of Meeting............................................... 49
     16.4.  Action Without a Meeting......................................... 49

ARTICLE XVII

  CERTAIN RESTRICTIONS....................................................... 50
     17.1.  Additional Units................................................. 50
     17.2.  Sale of Assets................................................... 50

ARTICLE XVIII

  MISCELLANEOUS.............................................................. 50
     18.1.  Opinions Regarding Taxation as a Partnership..................... 50
     18.2.  Personal Property................................................ 50
     18.3.  Addresses and Notices............................................ 51
     18.4.  Headings......................................................... 51
     18.5.  Binding Effect................................................... 51
     18.6.  Integration...................................................... 51
     18.7.  Waiver........................................................... 51
     18.8.  Counterparts..................................................... 51
     18.9.  Severability..................................................... 51
     18.10. Applicable Law................................................... 51

Appendix A:  Power of Attorney
Appendix B:  Limited Partners

                             AMENDED AND RESTATED
                                   AGREEMENT
                                      OF
                              LIMITED PARTNERSHIP
                                      OF
                       NEIC OPERATING PARTNERSHIP, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 29, 1997, is entered into by and among NEW ENGLAND INVESTMENT COMPANIES, INC. ("NEIC, Inc."), a Massachusetts corporation, NEW ENGLAND INVESTMENT COMPANIES, L.P. ("NEIC, L.P."), a Delaware limited partnership, and the Initial Limited Partner, together with any other persons admitted as limited partners but excluding persons who withdraw as limited partners (herein collectively referred to as "Limited Partners").

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     "Additional Voting Units" owned by any Person or Group means the product of (i) the number of Voting Units owned by NEIC, L.P., and (ii) a fraction, the numerator of which is the number of units of NEIC, L.P. owned by such Person or Group, and the denominator of which is the total number of units of NEIC, L.P. outstanding; provided, however, that for the purposes of this definition, Voting Units shall be deemed to include both GP Units and LP Units.

     "Advising General Partner" means NEIC, L.P. or any person or entity that becomes an additional or successor Advising General Partner of the Partnership pursuant to Article XI.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, for purposes of the restrictive provisions of Sections 7.7, 7.8 and 7.10, neither the Partnership nor any Operating Partnership nor any of their respective Subsidiaries shall be deemed to be Affiliates of any General Partner. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" has the meaning specified in Section 2.4.

      "Agreed Value" of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the Managing General Partner using such reasonable method of valuation as it may adopt.

      "Agreement" means this Agreement of Limited Partnership, as amended or restated from time to time.

      "Allocable Excludable Units" has the meaning specified in Section 15.4.

      "Associate" has the meaning specified in Section 15.4.

      "Block Transfers" has the meaning specified in Section 10.3(e).

      "Capital Accounts" means the capital accounts maintained with respect to Units pursuant to Section 5.1(a).

      "Capital Contribution" means any Contributed Property which a Partner contributes to the Partnership.

      "Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced as of the time of determination (but not below zero) by (i) all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 5.1(a) with respect to such property and (ii) an appropriate amount to reflect any sales, retirements and other dispositions of assets included in such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination, in either case as may be adjusted from time to time pursuant to Section 5.1(e).

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.6, as amended or restated from time to time.

      "Closing Time" means the time at which Units are issued to NEIC, L.P. pursuant to the Intercompany Agreement and Section 4.1(a)(ii)(B) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such Act.

      "Designated AGP Expenses" means all costs and expenses (direct or indirect) incurred by the Advising General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership and any Operating Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the Advising General Partner by its Affiliates); provided, however, that Designated AGP Expenses shall not include any cost or expense for which the Advising General Partner is not entitled to be reimbursed by reason of failing to satisfy the standard set forth in the proviso in Section 7.12(b)(ii).

      "Designated MGP Expenses" means all costs and expenses (direct or indirect) incurred by the Managing General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership and any Operating Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the Managing General Partner by its Affiliates); provided, however, that Designated MGP Expenses shall not include any cost or expense for which the Managing General Partner is not entitled to be reimbursed by reason of failing to satisfy the standard set forth in the proviso in Section 7.12(b)(ii).

      "Eighty Percent Interest" means the holders of an aggregate of at least 80% of the outstanding GP Units and LP Units entitled to vote voting together as a class.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute.

      "Exchange Date" has the meaning specified in Section 10.4(a).

      "Excludable Units" has the meaning specified in Section 15.4.

      "Formation Date" means the date on which Units are issued to NEIC, Inc., NEIC, L.P. and the Initial Limited Partner pursuant to Section 4.1.

      "General Partner" means the Managing General Partner, the Advising General Partner and any Person that becomes an additional or successor Managing General Partner or Advising General Partner pursuant to Article XI.

      "GP Unit" means a Partnership Interest issued pursuant to Section 4.1(a)(i), 4.1(a)(ii) or 4.2(a) and representing a General Partner's interest in the Partnership.

      "Group" has the meaning specified in Section 15.4.

      "Indemnitee" means any General Partner, any Affiliate of any General Partner (other than an Operating Partnership), any Person who is or was a director, partner, officer, employee or agent of the Partnership, any General Partner, or any such Affiliate, any Person who is or was serving at the request of a General Partner or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person, or any other Person deemed an Indemnitee by the Managing General Partner pursuant to Section 7.12(b).

      "Initial Limited Partner" means Edward N. Wadsworth.

      "Intercompany Agreement" means the Intercompany Agreement dated as of December 29, 1997 by and between the Partnership and NEIC, L.P.

      "Interest Coverage Ratio" has the meaning specified for such term (or a substantially equivalent term) in NEICOP's then outstanding credit agreement with its senior noteholders or other lenders (if more than one such agreement exists, the definition of such term in the agreement related to the largest amount of indebtedness shall govern).

      "Issue Price" means the price at which a Unit is purchased from the Partnership (or, in the case of an issue of Units in exchange for a contribution, the Net Agreed Value of the contribution per Unit received).

      "Limited Partner" has the meaning specified in the introduction hereto.

      "Liquidator" has the meaning specified in Section 14.3.

      "Loss of Partnership Status" means any one or more events, conditions or circumstances (including without limitation the public trading of Units or the ownership of Units by more than any particular number of Persons) in which, or as a result of which, the Partnership would cease to be treated as a partnership for federal income tax purposes.

      "LP Unit" means a Partnership Interest issued pursuant to Section 4.1(a)(iii), 4.2(b) or 4.3 and representing a Limited Partner's interest in the Partnership.

      "Majority Interest" means the holders of an aggregate of more than 50% of the outstanding GP Units and LP Units entitled to vote, voting together as a class.

      "Majority of Minority Interest" means the holders of an aggregate of more than 50% of the outstanding Units entitled to vote (other than those held by (a) the Managing General Partner or (b) any of the Managing General Partner's Affiliates other than the Advising General Partner), voting together as a class; provided, however, that if the Advising General Partner submits any such vote to its unitholders in compliance with Section 8.1 of the Intercompany Agreement and
Section 15.4(d) hereof, votes shall not be solicited from any partnership units of the Advising General Partner owned by the Managing General Partner or any of its Affiliates.

      "Management Committee" has the meaning specified in Section 7.2.

      "Managing General Partner" means NEIC, Inc. or any person or entity that becomes an additional or successor managing general partner of the Partnership pursuant to Article XI.

      "Market Value" on any day means the average of the last reported sales price per NEIC LP Unit or, in the event that no such reported sale takes place on any such day, the average of the last reported bid and ask prices per NEIC LP Unit, on the NYSE (or any alternate national securities market on which NEIC LP Units are traded) for the five Trading Days immediately prior to such day.

      "MetLife" means Metropolitan Life Insurance Company, a New York mutual life insurance company, successor by merger to NEM.

      "MetLife Designated Units" has the meaning specified in Section 5.3.

      "NEIC Exchange Ratio" shall initially be equal to one, but if (1) the excess of NEIC, L.P.'s assets (excluding its investment in the Partnership) over its total liabilities (excluding short-term intercompany loans), or of its total liabilities (excluding short-term intercompany loans) over its assets (excluding its investment in the Partnership), in each case as reflected on its financial records, is greater than $100,000, or (2) if the aggregate number of Units owned by NEIC, L.P. is no longer equal to the aggregate number of units representing a partnership interest of NEIC, L.P. outstanding, the NEIC Exchange Ratio as of any date shall mean the quotient obtained by dividing:

          (a) the sum (which shall never be less than zero) of:

               (i) the product of the number of NEIC LP Units outstanding and the Market Value; plus
                                 ----

               (ii) the excess (if any), to the extent it exceeds $100,000, of
               (A) the total liabilities (excluding short-term intercompany loans) of NEIC, L.P., over (B) the assets of NEIC, L.P. (excluding its investment in the Partnership), both as reflected on its financial records; minus
                                         -----

               (iii) the excess (if any), to the extent it exceeds $100,000, of
               (A) the assets of NEIC, L.P. (excluding its investment in the Partnership), over (B) the total liabilities (excluding short-term intercompany loans) of NEIC, L.P., both as reflected on its financial records;

     by   (b) the product of:

               (i)  the number of Units that are owned by NEIC, L.P.; and

               (ii) the Market Value;

all determined as of such date; provided, however, that if such date is not a Trading Day, the NEIC Exchange Ratio as of such date shall be determined as of the last Trading Day immediately preceding such date.

      "NEIC, Inc." has the meaning specified in the introduction hereto.

      "NEIC, L.P." has the meaning specified in the introduction hereto.

      "NEIC, L.P. Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of NEIC, L.P. dated as of December 29, 1997, as amended or restated from time to time.

      "NEIC LP Units" means units representing a limited partnership interest in NEIC, L.P.

      "NEICOP Exchange Ratio" means the reciprocal of the NEIC Exchange Ratio.

      "NEM" means New England Mutual Life Insurance Company, Inc., a mutual life insurance company, which was merged with and into MetLife in 1996, and is MetLife's predecessor in interest with respect to NEIC, L.P.

      "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed, (b) in the case of any property distributed to a Partner pursuant to Section 5.2, 14.3 or 14.4, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of such distribution.

      "Ninety-Five Percent Interest" means the holders of an aggregate of at least 95% of the outstanding GP Units and LP Units entitled to vote, voting together as a class.

      "NYSE" means the New York Stock Exchange.

      "Offer" has the meaning specified in Section 10.4(b).

      "Operating Partnership" means any partnership or other entity taxed as a partnership for federal income tax purposes through which the Partnership may conduct any and all of its activities and the operations of which are directly or indirectly controlled by the Managing General Partner or the Partnership.

      "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel of the Managing General Partner or any of its Affiliates) acceptable to the Managing General Partner.

      "Partner" means a General Partner or a Limited Partner.

      "Partnership" means NEIC Operating Partnership, L.P., a Delaware limited partnership.

      "Partnership Interest" means a General Partner's or Limited Partner's interest in the Partnership.

      "Percentage Interest" means, with respect to any Partner, the number of Units held by such Partner divided by the number of Units outstanding.

      "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, an association or any other entity.

      "Recapture Income" means any gain recognized by the Partnership upon the disposition of any asset of the Partnership that is not a capital gain due to the recapture of deductions previously taken with respect to such asset.

      "Record Date" means the date established by the Managing General Partner for determining the identity of Partners entitled (a) to notice of or to vote at any meeting of Partners, to vote by ballot or approve Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Partners, or (b) to receive any report or distribution.

      "Restricted Unit Plan" has the meaning specified in Section 5.3.

      "Restructuring" means any action, event, transaction or series of actions, events or transactions that the Managing General Partner believes will (or is reasonably likely to) prevent or avoid the occurrence of either or both a Loss of Partnership Status or a Tax Realization Event.

      "RTI" means Reich & Tang, Inc.

      "RTI Designated Units" has the meaning specified in Section 5.3.

      "SEC" means the Securities and Exchange Commission.

      "Subsidiary" has the meaning specified in Section 15.4.

      "Tax Realization Event" means any one or more events, conditions or circumstances in which, or as a result of which, any one or more Partners (or any affiliated Person of any one or more Partners) realizes or is reasonably likely to be treated as realizing, either directly or through allocations of Partnership income, income (including without limitation capital gain income), for federal income tax purposes, with respect to all or any part of the difference between (A) the value of any property contributed (or deemed contributed under applicable law) by such Partner (or any affiliated Person of such Partner) to the Partnership on or after June 30, 1993, determined either as of the time of such contribution (or deemed contribution) or the time of such realization, and (B) such Partner's (or such affiliated Person's) or the Partnership's basis, for federal income tax purposes, in such property, other than as a result of a sale of such property by the Partnership exclusively for cash.

      "Threshold Number" means 1,000, or such higher number as the Managing General Partner shall specify from time to time.

      "Trading Day" means any day on which the NYSE (or any alternate national securities market on which NEIC LP Units are traded) is open for trading.

      "Treasury Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended, supplemented or replaced from time to time.

      "Unit" means a GP Unit or an LP Unit.

      "Unitholder" means any holder of a GP Unit or an LP Unit.

      "Unrealized Gain" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date).

      "Unrealized Loss" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date) over the fair market value of such property as of such date of determination.

      "Voting Unit" has the meaning specified in Section 15.4.

                                  ARTICLE II

                            ORGANIZATIONAL MATTERS

      2.1. Formation. The Partners hereby associate themselves for the purpose of continuing a limited partnership formed pursuant to the provisions of the Delaware Act. The administration, dissolution and termination of the Partnership shall be governed by the Delaware Act and this Agreement.

     2.2. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of "NEIC Operating Partnership, L.P."; provided, however, that (a) the Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner,
(b) the Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include "Ltd." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of each Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.

     2.3. Principal Office; Registered Office. (a) The principal office of the Partnership shall be 399 Boylston Street, Boston, MA 02116, or such other place as the Managing General Partner may from time to time designate. The Partnership may maintain offices at such other places as the Managing General Partner deems advisable.

     (b) The address of the Partnership's registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Partnership's registered agent for service of process at such address shall be The Corporation Trust Company.

     2.4. Power of Attorney. (a) Each Partner (other than the Managing General Partner) hereby constitutes and appoints the Managing General Partner or, if the Advising General Partner is liquidating the Partnership pursuant to Section 14.3, the Advising General Partner, or if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, with full power of substitution, as such Partner's true and lawful agent and attorney-in-fact ("Agent"), with full power and authority in such Partner's name, place and stead to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) which the Agent deems appropriate or necessary to form or qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction; (B) all certificates, documents and other instruments which the Agent deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other documents or instruments which the Agent deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all certificates, documents and other instruments relating to the admission, substitution, withdrawal or removal of any Partner pursuant to Article XII, XIII or XIV and other events described in Article XII, XIII or XIV; (E) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of

     Limited Partnership and any amendments or restatements thereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.3 and (F) all certificates, documents, and other instruments (including, without limitation, this Agreement and the Certificates of Limited Partnership and any amendment or restatements thereof), relating to implementation of a Restructuring; and

          (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates, documents and other instruments which the Agent deems appropriate or necessary in order to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, is deemed to be made or given by the Partners hereunder, is consistent with the terms of this Agreement or is deemed by the Agent to be appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership; provided, however, that if any vote or approval of Limited Partners or the Advising General Partner is specifically required for an action by any provision of this Agreement, the Agent may exercise the power of attorney made in this subsection (ii) to take such action only after such required vote or approval is obtained.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of such Partner's Units and shall extend to such Partner's heirs, transferees, successors, assigns and personal representatives. Each Partner hereby agrees to be bound by any representations made by the Agent acting in good faith pursuant to such power of attorney; and each Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Agent taken in good faith pursuant to such power of attorney. Each Partner shall execute and deliver to the Agent, within fifteen days after receipt of the Agent's request therefor, such further designations, powers of attorney and other instruments as the Agent deems appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership.

     2.5. Term. The Partnership shall continue in existence until its termination in accordance with the provisions of Article XIV.

     2.6. Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware and any other state or jurisdiction in which the Partnership may elect to do business. The Managing General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any other state or jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the Managing General Partner may omit from the Certificate of Limited Partnership and any such other certificates and documents, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner.

                                  ARTICLE III

                                    PURPOSE

     3.1. Purpose. The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

                                  ARTICLE IV

                      CAPITAL CONTRIBUTIONS; EXCHANGE OF
                  GP UNITS AND LP UNITS; ADDITIONAL ISSUANCES

     4.1. Capital Contributions. (a) The Partners have made or shall make the following Capital Contributions to the Partnership:

               (i) Managing General Partner. On the Formation Date, NEIC, Inc. contributed $2950 to the Partnership in exchange for 100 GP Units. NEIC, Inc. became the Managing General Partner on the Formation Date.

               (ii) Advising General Partner. (A) On the Formation Date, NEIC, L.P. contributed fixed assets worth $2950 to the Partnership in exchange for 100 GP Units. NEIC, L.P. became the Advising General Partner on the Formation Date.

               (B) Pursuant to the Intercompany Agreement, NEIC, L.P. shall contribute all of its operating assets, subject to all of its liabilities, to the Partnership at the Closing Time in exchange for GP Units, such that after the Closing Time, NEIC, L.P. will own a number of GP Units equal to the number of units representing a partnership interest in NEIC, L.P. then outstanding. These GP Units shall be issued at the Closing Time.

               (iii) Initial Limited Partner. On the Formation Date, the Initial Limited Partner contributed $2950 to the Partnership in exchange for 100 LP Units.

     4.2. Exchange of GP Units and LP Units. (a) Any General Partner shall have the right at any time to freely exchange any of its LP Units for an equal number of GP Units without the approval of any other General Partner or the Limited Partners, provided, however, that no exchange of LP Units for GP Units shall be permitted without the approval of a Majority of Minority Interest if the relative rights, powers and duties of the outstanding GP Units and LP Units have been altered such that the equivalence of the economic interests of the Units (i.e., rights to current and liquidating distributions) has been affected; additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units. LP Units transferred to the Advising General Partner pursuant to transfers permitted by Article X shall automatically be exchanged for GP Units at the time of such transfer.

     (b) Any General Partner shall have the right at any time to freely exchange any of its GP Units for an equal number of LP Units without the approval of any other General Partner or the Limited Partners, provided, however, that no exchange of GP Units for LP Units shall be permitted without the approval of a Majority of Minority Interest if the relative rights, powers and duties of the outstanding GP Units and LP Units have been altered such that the equivalence of the economic interests (i.e., rights to current and liquidating distributions) of the Units has been affected; additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units; and provided, further, however, that the Managing General Partner may not exchange all of its GP Units for LP Units unless (i) the Managing General Partner is the general partner of the Advising General Partner, and (ii) the Managing General Partner is not the sole General Partner, both as of the time of such exchange. If the Managing General Partner exchanges all of its GP Units for LP Units pursuant to this Section 4.2(b), the Advising General Partner shall become the Managing General Partner of the Partnership. GP Units issued to NEIC, L.P. pursuant to Section 4.1(a)(ii)(B) hereof shall be automatically exchanged for LP Units at the time such Units are transferred to partners of NEIC, L.P. pursuant to Section 2.2 of the Intercompany Agreement.

     4.3. Issuance of Additional LP Units and Other Securities. (a) The Managing General Partner is hereby authorized to cause the Partnership to issue, in addition to the LP Units issued pursuant to Section 4.1, additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto or any other type of security that the Partnership may lawfully issue, for any Partnership purpose, at any time or from time to time, to Partners or to other Persons (including, without limitation, to employee benefit plans sponsored by any General Partner, the Partnership, any Operating Partnership, or any of their respective Affiliates), for such consideration and on such terms and conditions, and entitling the holders thereof to such relative rights and powers, including rights and powers senior to existing classes and groups of Partnership Interests, as shall be established by the Managing General Partner in its sole discretion, all without the approval of any other Partners.

     (b) The Managing General Partner is hereby authorized and directed to do all acts which it deems appropriate or necessary in connection with each issuance of LP Units or other securities by the Partnership and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit additional limited partners in connection therewith and to specify the relative rights, powers and duties of the holders of the LP Units or other securities being issued, all without the approval of any other Partners.

     4.4. Ownership of GP Units and LP Units. With respect to any Partner who owns both GP Units and LP Units, any references in this Agreement to the rights and/or obligations of General Partners and Limited Partners shall apply to such Partners only in their capacity as holders of GP Units and LP Units, respectively.

     4.5. No Preemptive Rights. No Partner shall have any preemptive right with respect to the issuance or sale of Units or other securities that may be issued by the Partnership. No General Partner shall have any duty or obligation to offer Units or other securities to any Partner.

     4.6. No Interest. No interest shall be paid by the Partnership on Capital Contributions.

     4.7. Loans from Partners. Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.

                                   ARTICLE V

                      CAPITAL ACCOUNTS AND DISTRIBUTIONS

     5.1. Capital Accounts. (a) The Partnership shall maintain for each Partner a separate Capital Account with respect to Units in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of any Partner shall be credited with (i) the Net Agreed Value of all Capital Contributions made by such Partner in exchange for Units or other Partnership interests and (ii) all items of income and gain computed in accordance with
Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c) and debited by (iii) the Net Agreed Value of all distributions of cash or property made to such Partner with respect to Units or other Partnership interests and
(iv) all items of deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c).

     (b) For purposes of computing the amount of each item of income, gain, loss or deduction to be reflected in the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, except as otherwise provided in the Treasury Regulations issued pursuant to
Section 704 of the Code and provided that:

          (i) Any deductions for depreciation, cost recovery or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment of the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 5.1(e) or 7.9, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

          (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

          (iii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as items of deduction.

          (iv) The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in
     Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)(2), without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

     (c) (i)   For purposes of maintaining the Capital Accounts and except as otherwise provided in the Treasury Regulations issued pursuant to Section 704 of the Code or in this Section 5.1(c), after making the allocations described in
Section 5.3 hereof, each remaining item of income, gain, loss and deduction (computed in accordance with Section 5.1(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (ii) If any Partner receives any adjustment, allocation or distribution described in (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustment, allocation or distribution as quickly as possible. This Section 5.1(c)(ii) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

         (iii) To preserve uniformity of Units or to otherwise promote the purposes of the Partnership, the Managing General Partner shall have discretion pursuant to Section 6.1(b) to make special allocations of income or deduction, including curative and/or remedial allocations within the meaning of Treasury Regulations Section 1.704-3(c).

         (iv) If there is a net decrease in Partnership minimum gain, within the meaning of Treasury Regulations Section 1.704-2(d), during a Partnership taxable year, all Partners with deficit balances in their Capital Accounts, computed before any allocations pursuant to this Article V for such taxable year, will be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the amounts and in the proportions needed to eliminate such deficits as quickly as possible, before any other allocations are made under Section 704(b) of the Code. This Section 5.1(c)(iv) is intended to be a minimum gain chargeback provision as described in Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

         (v) Losses, deductions or expenditures described in Section 705(a)(2)(B) attributable to a partner nonrecourse debt (as described in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in a manner consistent with Treasury Regulations Section 1.704-2(i). If there is a net decrease during a taxable year in minimum gain attributable to a partner nonrecourse debt, net profits for such taxable year (and if necessary for subsequent taxable years) shall be allocated to the Partners in the amounts and in such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

         (vi)  Any special allocations of items of income or gain pursuant to
Section 5.1(c)(ii), (iv) or (v) shall be taken into account in computing subsequent allocations of profits pursuant to Sections 5.1(c) and 6.1, so that the net amount of any items so allocated and the profits, losses and all other items allocated to each Partner pursuant to Sections 5.1(c) and 6.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Person pursuant to the provisions of Sections 5.1(c) and 6.1 if such special allocations had not occurred.

     (d) (i) Except as otherwise provided in this Section 5.1(d), a transferee of LP Units shall, upon becoming a Limited Partner, succeed to the portion of the transferor's Capital Account maintained with respect to the Units transferred.

         (ii) If a transfer of Units or other Partnership interests causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership shall be deemed to contribute all of its assets and liabilities to a new partnership in exchange for interests in the new partnership and then to distribute the interests in the new partnership to the Partners (including the transferee(s) of the Units or other Partnership interests) in proportion to their respective interests in the Partnership in complete liquidation of the
 Partnership. The Capital Accounts of the Partnership will continue to be maintained in accordance with this Article V following the termination.

     (e) If any additional Units are to be issued pursuant to Section 4.3 or otherwise, or if any Partnership property (other than a de minimis amount) is to be distributed (including a deemed distribution under Section 5.1(d)(ii) hereof), (i) the Carrying Values of all Partnership properties may, at the discretion of the Managing General Partner, immediately prior to such issuance or distribution, be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain and Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties immediately prior to such issuance) and (ii) the Capital Accounts of all Partners may, at the discretion of the Managing General Partner, immediately prior to such issuance or distribution be adjusted upwards or downwards to reflect any Unrealized Gain and Unrealized Loss, less the amount of Partnership indebtedness outstanding as of the date of determination. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties, as of any date of determination, (i) shall, in the case of the issuance of additional Units, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the Issue Price for which such additional Units are so issued, plus (B) the amount of any Partnership indebtedness outstanding as of the date of determination and (ii) shall, in the case of the distribution of Partnership property, be determined in the manner provided in Section 7.9.

     In the event the Carrying Value of any Partnership property is adjusted pursuant to the preceding paragraph, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner, subject to such reasonable conventions as may be adopted by the Managing General Partner, as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     5.2. Distributions in Respect of Units. From time to time, not less often than quarterly, the Managing General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The Managing General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds. In its sole discretion, the Managing General Partner may also distribute to the Partners other Partnership property, additional Units or other securities of the Partnership or other entities.

     All distributions in respect of Units shall be made concurrently to all Unitholders on the Record Date set for purposes of such distribution and shall be prorated in accordance with such Unitholders' respective Percentage Interests as of such Record Date.

     Amounts paid pursuant to Section 7.5 shall not be deemed to be distributions for purposes of this Agreement.

     5.3. Special Allocations Pertaining to Grants to Employees. On September 15, 1993, NEM contributed 1,100,000 NEIC LP Units to NEIC, L.P. and RTI contributed 326,000 NEIC LP Units to NEIC, L.P. (pending vesting of such units as described below). Pursuant to NEIC, L.P.'s Restricted Unit Plan, 1,426,000 NEIC LP Units were authorized to be issued subject to certain vesting requirements. Promptly following the Formation Date, any NEIC LP

Units in NEIC, L.P.'s Restricted Unit Plan which have not been issued and/or have not yet vested will be exchanged for LP Units pursuant to the Intercompany Agreement. Any LP Units issued in exchange for NEM Designated Units (as defined in the NEIC, L.P. Partnership Agreement) shall be MetLife Designated Units ("MetLife Designated Units") and any LP Units issued in exchange for RTI Designated Units (as defined in the NEIC, L.P. Partnership Agreement) shall be RTI Designated Units ("RTI Designated Units"). Such MetLife Designated Units and RTI Designated Units shall be issued subject to certain vesting requirements, pursuant to the Partnership's Restricted Unit Plan (the "Restricted Unit Plan"). To the extent such Units are not vested, MetLife Designated Units and RTI Designated Units shall for federal income tax purposes and for purposes of maintaining Capital Account balances be treated as owned by MetLife and RTI, respectively. Distributions made with respect to any such unvested MetLife Designated Units and unvested RTI Designated Units, respectively, that are paid to holders of such Units shall be charged to MetLife and RTI, respectively, as a compensation expense and any tax deductions associated with such payments shall be allocated accordingly to MetLife and RTI, respectively. Immediately prior to vesting of any LP Units issued under the Restricted Unit Plan, the Carrying Value of Partnership assets shall be adjusted as if the vesting of such LP Units constituted the admission of a new Partner. Any recognition of Partnership income or gain and any Partnership deduction for federal income tax purposes or for Capital Account maintenance purposes resulting from the vesting of LP Units issued pursuant to the Restricted Unit Plan shall, in the case of MetLife Designated Units, be specially allocated and charged to MetLife and, in the case of RTI Designated Units, be specially allocated and charged to RTI. To the extent that any MetLife Designated Units or RTI Designated Units have not yet been issued under the Restricted Unit Plan or have been forfeited and not reissued, they shall be treated as outstanding and owned by MetLife and RTI, respectively, for all tax distribution and Capital Account purposes, notwithstanding that the certificates representing such Units are held by the Managing General Partner for issuance to employees pursuant to the Restricted Unit Plan.

     5.4. Special Allocation Relating to Tax Payments. If the Partnership is required to pay any tax (as well as any interest or penalties thereon) or to reimburse the Advising General Partner pursuant to Section 7.5(d)(ii), the amount of such payment shall be debited to the Capital Accounts of those persons that were Partners at any time during the taxable years to which the underlying tax assessment relates. Each Partner's proportionate share of such payment shall be determined in good faith by the Managing General Partner based on the number of Units owned by such Partner and the portion of the relevant taxable year for which such Units were held. Such good faith determination shall be binding on all Partners in the absence of manifest error. Each Partner agrees that if such Partner is no longer a Partner at the time a payment is made to the Advising General Partner pursuant to Section 7.5(d)(ii), such Partner will, upon request by the Partnership, promptly pay to the Partnership its proportionate share of such payment.

                                  ARTICLE VI

                              INCOME TAX MATTERS

     6.1. Tax Allocations. (a) For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, after taking into account the special allocations described in Section 5.3 hereof, except as provided in Article V and except that the Managing General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the Treasury Regulations.

     (b) To preserve uniformity of LP Units or to otherwise promote the interests of the Partnership, the Managing General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate or necessary in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of regulations under, to adopt conventions relating to, or to make elections pertaining to, Section 704(c) of the Code or (y) otherwise to preserve the uniformity of Units issued or sold from time to time; and (iv) adopt such other conventions as are desirable in administrating the allocation rules of subchapter K of the Code. The Managing General Partner may adopt such conventions and make such allocations and amendments only if, in the good faith opinion of the Managing General Partner, they would not have a material adverse effect on the other Partners and are consistent with the principles of Section 704 and, if applicable, Section 754 of the Code.

     (c) Items of Partnership income, gain, loss, deduction and credit shall, for federal income tax purposes, be determined on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Persons who are holders of Units or other Partnership interests at such times and in such manner as determined in the reasonable discretion of the Managing General Partner; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Persons who are holders of Units or other Partnership interests as of the close of business on the date of such sale.

     If the Internal Revenue Service, or other taxing authority, includes in the income of any General Partner income from the Partnership in addition to any income allocated to such General Partner under this Section 6.1, any deduction or other tax benefit allowable to the Partnership in respect of such additional income shall likewise be allocated to such General Partner.

     6.2. Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to each other Partner within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes, unless the Managing General Partner shall determine otherwise in its sole discretion.

     6.3. Tax Elections. Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election. The Managing General Partner specifically has the authority to make an election under Section 754 of the Code.

     6.4. Tax Controversies. Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each other General Partner and each Limited Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any and all things reasonably required by the Managing General Partner to conduct such proceedings.

     6.5. Withholding. The Managing General Partner is authorized to take any action necessary to comply with any withholding requirements established by applicable law. Any amounts so withheld shall be treated as amounts distributed to the Partners for all purposes under this Agreement. The Managing General Partner may allocate any such amounts among the Unitholders in any manner that is in accordance with applicable law.

                                  ARTICLE VII

                     MANAGEMENT OF OPERATION OF BUSINESS;
                                INDEMNIFICATION

     7.1. Powers of Managing General Partner. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partners, and no Limited Partner shall have any power to control or manage the business and affairs of the Partnership. Except as expressly provided herein, the authority of the General Partners to manage and control the business of the Partnership shall be exercised only by the Managing General Partner, and no General Partner other than the Managing General Partner shall have any control over the business of the Partnership.

     Subject to the provisions of Section 7.2, in addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provisions of this Agreement, the Managing General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

       (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

       (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;

       (c)  to own, use and invest the assets of the Partnership;

       (d)  to purchase or sell products, services and supplies;

       (e) to make tax, regulatory or other filings, and to render periodic and other reports to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

       (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

       (g) to negotiate, execute and perform any contracts, conveyances or other instruments, including the Intercompany Agreement;

       (h)  to distribute Partnership cash;

       (i) to utilize the services of officers and employees of the Managing General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

       (j) to maintain insurance for the benefit of the Partnership and the Partners;

       (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, corporations or similar arrangements;

       (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development;

       (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;

       (n)  to purchase, sell or otherwise acquire or dispose of Units;

       (o) to cause the Partnership to merge another entity into itself or to allow the Partnership to be merged into another entity, provided that the Managing General Partner has first obtained the approval of a Majority of Minority Interest for such merger if (i) the surviving entity of such merger is a partnership, and either (A) the Managing General Partner and its Affiliates will not hold, directly or indirectly, a majority of the general partnership interests of such surviving entity, or (B) the Managing General Partner or an Affiliate thereof will not be the Managing General Partner of such surviving entity, or (ii) the surviving entity of such merger is not a partnership and the Managing General Partner and its Affiliates will not hold a majority of the beneficial interests therein entitled to vote generally;

       (p) to cause the Partnership to redeem (or cause the Advising General Partner to purchase), in the sole discretion of the Managing General Partner, all of the LP Units held by a holder of less than the Threshold Number of LP Units, in exchange for either:

            (i) an amount of cash equal to the product of (A) the Market Value, and (B) the number of LP Units to be redeemed, and (C) the NEICOP Exchange Ratio, or

            (ii) a number of NEIC LP Units equal to the product of (A) the number of LP Units to be redeemed, and (B) the NEIC Exchange Ratio; and

       (q) to take all such actions as may be necessary or appropriate to effect a Restructuring in accordance with Section 12.4.

     7.2.  Powers of Advising General Partner. Notwithstanding the generality of
Section 7.1, the Advising General Partner shall have the following powers:

     (a) Decision Participation Rights. The Advising General Partner shall be entitled to appoint one representative to a management committee of the Partnership (the "Management Committee") and any subcommittee thereof. Such
                  --------------------
representative may be an officer, director, employee or other official of the Managing General Partner. The size of the Management Committee and the designation of the other members thereof shall be at the absolute discretion of the Managing General Partner. The Management Committee shall meet on a periodic basis, not less than annually, at such times and locations as are designated by the Managing General Partner. The Partnership shall give the representative of the Advising General Partner on the Management Committee the same advance notice of any proposed meeting thereof which the Partnership gives to the other members thereof. The Management Committee shall review all issues relating to management of the Partnership to be presented to the Board of Directors of the Managing General Partner, and shall review each of the following issues, whether or not presented for such a vote:

       (i) Approval of the annual budget of the Partnership and any other budget covering at least a twelve-month period of the Partnership;

       (ii) Incurrence of a material amount of additional indebtedness by the Partnership;

       (iii) Incurrence of a material amount of additional contingent liability as a result of any guarantee;

       (iv)    Any issuance of Units, other than pursuant to Section 4.1,
     Section 4.2, any equity incentive plan, or the Restricted Unit Plan;

       (v) Any material merger of another entity into the Partnership or any merger of the Partnership into another entity, and any material purchase of substantially all of the assets of another entity or any sale of a substantial portion of the Partnership's assets, other than transfers to Operating Partnerships;

       (vi)    Any material new product initiatives or marketing strategies;

       (vii)   Any material litigation to which the Partnership is party;

       (viii) Any approval of compensation for senior officers of the Partnership or the Managing General Partner;

       (ix)    Any proposed form of Restructuring pursuant to Section 12.4; and

       (x)     Any proposed amendment to this Agreement.

     (b) Approval Rights. The approval of each General Partner shall be required for the Partnership to:

       (i) Adopt a capital expenditure budget for any period which exceeds the Partnership's anticipated revenues for such period; provided, however, that for the purposes of this Section 7.2(b)(i), a capital expenditure budget shall be deemed not to include any amounts to be expended by the Partnership in connection with acquisitions;

       (ii) Adopt any plan pursuant to which the Partnership is authorized to issue Units, or options or warrants to acquire Units, to employees or consultants of the Partnership, in an amount exceeding ten (10) percent of the number of Units outstanding at the time of such adoption;

       (iii) Incur any indebtedness for borrowed money such that the Managing General Partner reasonably anticipates that the Partnership's Interest Coverage Ratio for any period of four consecutive fiscal quarters will be less than 2 to 1; and

       (iv) Issue Units to the Managing General Partner or any of its Affiliates (other than any such Affiliates controlled by the Partnership); provided, however, that the Partnership can issue Units to such parties without the approval of the Advising General Partner pursuant to (A) an issue of Units in exchange for consideration with a fair value of not less than the number of Units so issued multiplied by the product of the NEIC Exchange Ratio and the Market Value; (B) an issue of Units in exchange for a number of units of NEIC, L.P. equal to the product of the NEIC Exchange Ratio and the number of Units so issued; (C) an issue of Units in which all Partners are given the opportunity to participate on a pro rata basis on the same terms and conditions as the Managing General Partner and any Affiliate thereof; or (D) any exchange pursuant to the Intercompany Agreement .

     7.3. Duties of Managing General Partner. The Managing General Partner shall manage the business and affairs of the Partnership in the manner the Managing General Partner deems appropriate or necessary. Without limiting the generality of the foregoing, the Managing General Partner's duties shall include the following:

       (a)  to take possession of the assets of the Partnership;

       (b) to staff and operate the business of the Partnership with the officers and employees of the Managing General Partner or of other Persons;

       (c) to render or cause to be rendered technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

       (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

       (e) to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership; and

       (f) to conduct the business of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations;

in each case in such a manner as the Managing General Partner deems appropriate or necessary.

     7.4. Reliance by Third Parties. (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that any General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the

Partnership, and such Person shall be entitled to deal with such General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each other Partner hereby waives any and all defenses and other remedies which may be available against such Person to contest, negate or disaffirm any action of such General Partner in connection with any such dealing. In no event shall any Person dealing with a General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of such General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by a General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     (b) Notwithstanding Section 7.4(a), the Advising General Partner, acting on its own and not in conjunction with the Managing General Partner, may only act on behalf of the Partnership pursuant to or in furtherance of authorization provided by the Management Committee and/or the Board of Directors of the Managing General Partner, as the case may be. In the event that the Managing General Partner determines that the Advising General Partner has acted on behalf of the Partnership in any way in a manner inconsistent with any such authorization or in the absence of such authorization, the Managing General Partner may terminate the Advising General Partner's authority to act on behalf of the Partnership, at which time third parties shall no longer be entitled to assume that the Advising General Partner has such authority pursuant to Section 7.4(a).

     7.5.  Compensation and Reimbursement of the General Partners.   (a) Except
as provided in this Section 7.5 or elsewhere in this Agreement, or any other agreement contemplated or permitted hereby or thereby, no General Partner shall be compensated for its service as General Partner to the Partnership.

     (b) The Managing General Partner shall be promptly reimbursed for all Designated MGP Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.12. The Managing General Partner shall determine such Designated MGP Expenses in any reasonable manner determined by it. The Advising General Partner shall be promptly reimbursed for all Designated AGP Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.12. The Advising General Partner shall determine such Designated AGP Expenses in any reasonable manner determined by it.

     (c) The Managing General Partner may propose and adopt without the approval of any other Partner fringe benefit plans, including, without limitation, plans comparable to those that covered employees employed by the predecessors to the Partnership and plans involving the issuance of Units or the sale or transfer of units of partnership interest of NEIC, L.P., for the benefit of employees of any General Partner, the Partnership, any Operating Partnership, or any of their respective Affiliates, in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership or any Operating Partnership, except that the Partnership shall not be obligated to reimburse MetLife, any Affiliate of MetLife, or RTI for any costs or value associated with any MetLife Designated Units or RTI Designated Units issued pursuant to the Restricted Unit Plan as described in Section 5.3.

     (d) In addition to the reimbursement provided for in Section 7.5(b), the Advising General Partner shall be reimbursed for: (i) any costs associated with the solicitation of voting instructions pursuant to Section 8.1 of the Intercompany Agreement; and (ii) pursuant to Section 5.4, any tax (as well as any interest or penalties thereon) paid by the Advising General Partner that is imposed on the Partnership or the Advising General Partner attributable to income or gain of the Partnership other than the Advising General Partner's ratable share of such income or gain. The Partnership may, in the sole discretion of the Managing General Partner, pay any other expenses incurred by the Advising General Partner.

     7.6. Purchase or Sale of LP Units. Subject to Section 7.2, the Managing General Partner may, on behalf of the Partnership, purchase or otherwise acquire or sell or otherwise dispose of LP Units. As long as LP Units are held by the Partnership, such LP Units shall not be considered outstanding for any purpose. The Managing General Partner or any of its Affiliates may also purchase or otherwise acquire or sell or otherwise dispose of LP Units for its own account. In particular, the Advising General Partner may acquire, sell or otherwise dispose of LP Units pursuant to and in accordance with the provisions of Article X.

     7.7. Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the Managing General Partner, and shall not be commingled with the funds of the Managing General Partner or any of its Affiliates. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by its agents, which agents may be Affiliates of the Managing General Partner. Funds of the Partnership may be invested as determined by the Managing General Partner.

     7.8. Outside Activities; Contracts with Affiliates; Loans to or from Affiliates. (a) No General Partner shall have any business interests or engage in any business activities except for those relating to the Partnership and any Operating Partnership, provided that each General Partner shall be allowed to manage its own passive investments and the investments of any related pension fund. The Managing General Partner shall have no duty or obligation to refer business opportunities known by or available to it to the Partnership or any Partner.

     (b) Any Affiliate of any General Partner (other than an Affiliate that is a General Partner) and any director, officer, partner or employee of any General Partner or any of its

Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership and any Operating Partnership, including business interests and activities in direct competition with the Partnership and any Operating Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership, or any Partner. Neither the Partnership, any Operating Partnership, any of the Partners nor any other Person shall have rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests or in the profits or revenues derived therefrom.

     (c) Subject to the provisions of Section 7.5(a), the Managing General Partner and its Affiliates may enter into contracts with, or render services to, the Partnership or any Operating Partnership, provided that such contracts or services are on terms that are fair and reasonable to the Partnership.

     (d) No General Partner nor any Affiliate thereof shall sell, transfer or convey property to, or purchase property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.

     (e) Any General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such periods of time as the Managing General Partner may determine; provided, however, that such General Partner or Affiliate thereof may not charge the Partnership interest greater than the rate (including points or other financing charges or fees) that would be charged to the Partnership by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner or its Affiliate, as the case may be, for any costs incurred by the General Partner or its Affiliate in connection with the borrowing of funds obtained by such General Partner or its Affiliate and loaned to the Partnership.

     (f) The Partnership may lend funds to any General Partner or any Affiliate thereof; provided, however, that the Partnership may not lend funds to any General Partner or an Affiliate thereof unless such funds consist of funds available after provision for working capital and such reserves as the Managing General Partner deems appropriate and such loans shall bear interest at the rate (including points or other financing charges or fees) that such General Partner would be charged by unrelated lenders on comparable loans.

     7.9. Tax Basis and Value Determinations. To the extent that the Managing General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the Managing General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to each other General Partner and the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The Managing General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The Managing General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the Managing General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

     7.10. Resolution of Conflicts of Interest; Standard of Care. (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, (i) whenever a conflict of interest exists or arises between any General Partner or any Affiliate thereof, on the one hand, and the Partnership or any other Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated hereby provides that any General Partner or any Affiliate thereof shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, any Operating Partnership or any other Partner, such General Partner or such Affiliate shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, and in the absence of bad faith by such General Partner or such Affiliate, the resolution, action or terms so made, taken or provided by such General Partner or such Affiliate shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that any General Partner or any Affiliate thereof is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, such General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Partners, or (ii) in its "good faith" or under another express standard, such General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

     7.11. Other Matters Concerning the General Partners. (a) Each General Partner may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. No General Partner shall be liable to the Partnership or any other Partner and shall be protected in acting, or refraining from acting, in good faith reliance on the provisions of this Agreement, and the good faith exercise of any of the powers or rights granted to such General Partner by this Agreement, including in the case of the Managing General Partner the power to effect (or not to effect) a Restructuring as provided in Section 12.4, shall not constitute a breach of fiduciary duty to any Partner adversely affected thereby.

     (b) Each General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of any such Person as to matters which such General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion or advice.

     (c) Each General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no General Partner shall be responsible for any misconduct or negligence on the part of any such agent appointed by such General Partner in good faith.

     7.12.  Limited Liability; Indemnification.

     (a) Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee, provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee or, if the Indemnitee is a General Partner or an Affiliate thereof and the provisions of Section 7.10 apply, such Indemnitee acted or omitted to act in a manner not violating Section 7.10. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct or, if the Indemnitee is a General Partner or an Affiliate thereof and the provisions of Section 7.10 apply, that the Indemnitee acted or omitted to act in a manner violating Section 7.10.

     (b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of
(i) such Indemnitee's status as a General Partner, any Affiliate of a General Partner, any Person who is or was a director, partner, officer, employee or agent of a General Partner or any such Affiliate, or any Person who is or was serving at the request of a General Partner or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this Section 7.12(b), relating to this Agreement or the property, business affairs or management of the Partnership or any Operating Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or wilful misconduct of such Indemnitee or, if the Indemnitee is a General Partner or an Affiliate thereof and the provisions of
Section 7.10
apply, such Indemnitee acted or omitted to act in a manner not violating Section 7.10). The indemnification provided by this Section 7.12(b) shall include the right to advancement of expenses pursuant to Section 7.12(c). In the sole discretion of the Managing General Partner, the Partnership may, but shall not be required to, treat any Operating Partnership, any Affiliate of any Operating Partnership, or any Person who is or was a director, partner, officer, employee or agent of any Operating Partnership or any Affiliate thereof as an Indemnitee for the purposes of this Section 7.12(b).

     (c) Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.12(b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, as permitted by the Delaware Act or other applicable law, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

     (d) The indemnification provided by Section 7.12(b) shall be in addition to any other rights to which an Indemnitee may be entitled, and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

     (e) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.

     (f) An Indemnitee shall not be denied indemnification in whole or in part under Section 7.12(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (g) The provisions of this Section 7.12 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

     (h) Notwithstanding any other provision of this Agreement, the indemnification provisions of this Agreement shall not be amended to limit the right of any Person to indemnification for action, or failure to act, during any period prior to the amendment.

                                  ARTICLE VII

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1 Limitation of Liability. The Limited Partners, in their capacity as Limited Partners, shall have no liability under this Agreement (including, without limitation, liability under Section 7.12); provided, however, that the Limited Partners shall be liable to pay their proportionate share of a payment, if any, pursuant to Section 5.4 and Section 7.5(d)(ii).

     8.2 Management of Business. No Limited Partner shall, in its capacity as a Limited Partner, take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, partner, officer, employee or agent of a General Partner or an Affiliate of a General Partner in such Person's capacity as such (whether or not such Person is also a Limited Partner) shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

     8.3 Outside Activities. Limited Partners shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or any Operating Partnership. Neither the Partnership, any Operating Partnership, any of the other Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner or in the profits and revenues derived therefrom.

     8.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

     8.5 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by applicable law, each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner's interest in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

          (a) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (b) promptly after becoming available, to obtain a copy of the Partnership's federal and state income tax returns for each year;

          (c) to obtain a current list of the name and address of each Partner as set forth in the Partnership's records;

          (d) to obtain a description and statement of the Net Agreed Value of any Capital Contribution made or agreed to be made by each Partner, and the date on which such Partner became a Partner;

          (e) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

          (f) to obtain such other information regarding the affairs of the Partnership as may be just and reasonable; provided, however, that the Managing General Partner may keep confidential from the Limited Partners or any Limited Partner, for such period of time as the Managing General Partner deems reasonable, any information which the Managing General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes could damage the Partnership or its business or be in violation of applicable law, including, without limitation, federal securities law, or which the Partnership is required by agreements with third parties to keep confidential.

     Notwithstanding the provisions of this Section 8.5, the Managing General Partner may, in its sole discretion, adopt additional standards with respect to access to Partnership books and records.

                                  ARTICLE IX

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1 Books, Records and Accounting. The Managing General Partner shall keep or cause to be kept books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of business, including the books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the Managing General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles and applicable law.

     9.2. Fiscal Year. The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the Managing General Partner shall determine otherwise in its sole discretion.

     9.3. Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year, the Managing General Partner shall cause to be prepared as of the last day of that fiscal year and promptly mailed to each other Partner reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, statement of Partners' capital and statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing General Partner.

     (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the Managing General Partner shall cause to be prepared as of the last day of that calendar quarter and promptly mailed to each other Partner a quarterly report for the calendar quarter containing such financial and other information as the Managing General Partner deems appropriate.


                                   ARTICLE X

                             TRANSFER OF LP UNITS


     10.1. In General. Except as otherwise set forth in this Article X, no Limited Partner (a) may sell, assign, transfer, encumber, pledge, subject to a security interest or otherwise dispose of all or any part of such Limited Partner's LP Units or any economic or other interest therein, or (b) shall have the right to substitute in its place any purported purchaser, assignee, transferee, pledgee, donee, heir, legatee, or other recipient of all or any portion of the LP Units of such Limited Partner, without the prior written consent of the Managing General Partner, which consent may be withheld in the sole discretion of the Managing General Partner. Any transfer of LP Units made not in accordance with this Article X shall be null and void and shall not be recognized by the Managing General Partner, which may refuse to recognize the transferee as a partner and may refuse to recognize any rights of such transferee.

     10.2. Avoidance of Publicly Traded Partnership Status. It is the intent of the Partners that the Partnership not be classified as a publicly traded partnership under Section 7704 of the Code and not be required to register any class of its securities with the SEC under the Exchange Act. The Managing General Partner shall take such steps as it believes, in its sole discretion, are necessary or desirable to prevent a risk of such classification or registration requirement. In particular, the Managing General Partner shall not permit transfers of LP Units that, in the opinion of the Managing General Partner, do not fit within the regulatory safe harbors described in Treasury Regulations Section 1.7704-1 or would obligate the Partnership to register any class of its securities under the Exchange Act. In addition, the Managing General Partner may in its sole discretion adopt such conventions as it deems appropriate or necessary to comply with Code Section 7704 and the regulations promulgated thereunder.

     10.3. Permitted Transfers. Subject to Section 10.2, the Managing General Partner shall consent to the following transfers of LP Units:

     (a) transfers in which the transferee's basis in the transferred LP Units is determined in whole or in part by reference to the transferor's basis in such units, as more fully described in Treasury Regulations
           Section 1.7704-1(e)(1)(i); provided, however, that such transfers shall not include exchanges of LP Units for NEIC LP Units pursuant to
           Section 10.4;

     (b) transfers made upon the death of the holder of LP Units, including transfers from an estate, as more fully described in Treasury Regulations Section 1.7704-1(e)(1)(ii);

     (c) transfers between members of a family, as more fully described in Treasury Regulations Section 1.7704-1(e)(1)(iii);

     (d) transfers involving issuances of LP Units by the Partnership in exchange for cash, property, or services, as more fully described in Treasury Regulations Section 1.7704-1(e)(1)(iv);

     (e) transfers to the Advising General Partner by MetLife, RTI, their respective Affiliates, or any other limited partners of LP Units representing more than two percent of the total Units outstanding (in general excluding from the denominator Units held by the General Partners or their affiliates) in exchange for NEIC LP Units, that qualify as block transfers as that term is defined in Treasury Regulations Section 1.7704-1(e)(2) ("Block Transfers");

     (f) transfers of LP Units to the Advising General Partner in exchange for NEIC LP Units pursuant to Section 10.4; and

     (g) transfers of not less than five percent (5%) of the LP Units then outstanding in one or more of a series of related transactions pursuant to one or more binding agreements; provided, however, that each of such transfers qualifies as a Block Transfer.

In addition, the Managing General Partner, in its sole discretion, may consent to other transfers of LP Units.

     10.4. Permitted Exchanges. Subject to Section 10.2, Limited Partners shall be permitted to transfer LP Units to the Advising General Partner in exchange for NEIC LP Units in accordance with the procedures described in this Section 10.4.

     (a) Exchange Dates. The exchanges contemplated by this Section 10.4 will occur quarterly on the first business day in January, April, July, and October of each year or, if an exchange cannot occur on such date, on another date promptly thereafter as determined by the Managing General Partner in its sole discretion (each such date, an "Exchange Date"), beginning on April 1, 1998. The Managing General Partner may, in its sole discretion, designate one or more other dates as the sole Exchange Date(s) in any given year.

     (b) Notice to Limited Partners. At least 75 days before each Exchange Date, the Managing General Partner will send each Limited Partner a written notice specifying the next Exchange Date and inviting each Limited Partner to participate in the exchange that will occur on that Exchange Date. The notice will be accompanied by (i) a form (the "Offer") that must be executed by the Limited Partner to participate in the exchange, and (ii) if required by applicable securities laws, a prospectus or other offering statement for NEIC, L.P.

     (c) Submission of Offer. At least 60 days prior to the relevant Exchange Date, each Limited Partner that wishes to participate in the exchange that will occur on that date must submit to the Managing General Partner an executed Offer in which the Limited Partner irrevocably offers to transfer the specified number of LP Units to the Advising General Partner on the next Exchange Date in exchange for a number of NEIC LP Units as is determined in accordance with Section 10.4(f).

     (d) Number of LP Units Exchanged. The Managing General Partner will determine how many LP Units will be permitted to be exchanged on a particular Exchange Date, based on whether the underlying transfers fit within the safe harbors contained in Treasury Regulations Section 1.7704-1, as determined by the Managing General Partner in its sole discretion. If the number of LP Units tendered for exchange exceeds the number of LP Units that the Managing General Partner will permit to be exchanged, the Managing General Partner will reduce the number of LP Units specified in each Limited Partner's Offer in proportion to the ratio of total LP Units accepted for exchange to total LP Units tendered for exchange, or by such other method as the Managing General Partner may determine in its sole discretion.

     (e) Acceptance of Offer. No later than five business days after each Exchange Date, the Managing General Partner will send a written notice to each Limited Partner that has submitted an Offer indicating the number of LP Units offered by such

           Limited Partner that were accepted for exchange, and the number of units representing a limited partner's interest in NEIC, L.P. that were received by such Limited Partner in the exchange. Appropriate book entries will be made on the partnership books of the Partnership and on the units register of NEIC, L.P. to reflect such exchange. As soon thereafter as practicable, the exchanging Limited Partner will be sent a certificate evidencing the units representing a limited partner's interest in NEIC, L.P. received by such Limited Partner in the exchange, which certificate shall be executed on behalf of NEIC, L.P. by the General Partner of NEIC, L.P. (as defined in the NEIC, L.P. Partnership Agreement) and manually or facsimile countersigned by the transfer agent for NEIC, L.P.

     (f) Units Issued in Exchange. In return for each LP Unit accepted for exchange, a Limited Partner shall be entitled to receive that number of NEIC LP Units equal to the NEIC Exchange Ratio. No fractional NEIC LP Units shall be issued upon exchange of LP Units. In lieu of any fractional LP Units to which such Limited Partner would otherwise be entitled, NEIC, L.P. shall pay to such Limited Partner cash equal to the product of (i) such fraction, and (ii) the Market Value used in the determination of the NEIC Exchange Ratio.

     (g) Cash in Lieu of Units. The Advising General Partner may, at its option, tender to any Limited Partner surrendering LP Units for exchange, in lieu of NEIC LP Units pursuant to Section 10.4(f), an amount of cash equal to the product of (i) the Market Value on the Exchange Date, and (ii) the total number of NEIC LP Units that would have been issued pursuant to Section 10.4(f).

     (h) Suspension of Exchanges. The Managing General Partner may suspend at any time the exchange right provided in this Section 10.4 if the Managing General Partner determines, in its sole discretion, that such a suspension is necessary or desirable (i) to prevent a risk that the Partnership will be classified as a publicly traded partnership under Section 7704 of the Code, or (ii) as a result of any required prospectus or offering statement no longer being complete or accurate or failing to set forth all information required to be set forth therein (all as determined in the sole discretion of the Managing General Partner) or otherwise to comply with applicable securities or other laws. In the event of such a suspension, the Managing General Partner will attempt in good faith to remedy the circumstances causing such suspension in order to resume the quarterly exchanges described in this Section 10.4; provided, however, that neither NEIC, L.P. nor the Partnership shall be required to disclose any information which NEIC, L.P. or the Managing General Partner, as the case may be, considers in its sole discretion to be inadvisable to disclose.

                                  ARTICLE XI

                             TRANSFER OF GP UNITS

     11.1. Transfer of GP Units. The Advising General Partner may not transfer any GP Units without the consent of the Managing General Partner. The Managing General Partner may not transfer any GP Units unless (a) all of its GP Units are being transferred and the transferee assumes all of the rights and obligations of the Managing General Partner under this Agreement, including the rights and obligations of a Managing General Partner, (b) the transfer (i) is to an Affiliate of the Managing General Partner (including without limitation the Advising General Partner), or (ii) is in connection with the Managing General Partner's merger or consolidation with, or a transfer of all or substantially all of the Managing General Partner's assets to, another Person, and such merger or consolidation or transfer of all or substantially all of the Managing General Partner's assets is approved by a Majority of Minority Interest (treating the proposed purchaser as an Affiliate of the Managing General Partner for this purpose) and (c) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes, provided, however, that neither the exchange by the Managing General Partner of GP Units for LP Units pursuant to Section 4.2 nor the exchange by the Advising General Partner pursuant to Section 2.2 of the Intercompany Agreement shall constitute a transfer of GP Units for purposes of this Section.

     11.2. Successor General Partner. Any transferee of GP Units of the Advising General Partner pursuant to Section 11.1 shall automatically be admitted to the Partnership as a successor Advising General Partner, and the transferor of such GP Units shall automatically cease to be an Advising General Partner, effective at the time provided in Section 12.3. Any transferee of GP Units of the Managing General Partner pursuant to Section 11.1 shall automatically be admitted to the Partnership as the successor Managing General Partner, and the transferor of such GP Units shall automatically cease to be the Managing General Partner, effective at the time provided in Section 12.3. Any successor General Partner admitted pursuant to this Section 11.2 shall continue the business of the Partnership on the terms and conditions set forth herein.

     11.3. Admission of Additional General Partner. With the approval of a Majority Interest and a Majority of Minority Interest, any Person may be admitted as a general partner, effective upon the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate of Limited Partnership to reflect the admission of the new approved partner as a general partner. No such approval shall be required to admit as a general partner any Affiliate of a General Partner. Notwithstanding any provision of this Section 11.3, a successor General Partner shall be admitted to the Partnership upon the approvals required by Sections 13.1, 14.1 or 14.2.

                                  ARTICLE XII

                     ADMISSION OF INITIAL AND SUBSTITUTED
                LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNERS

     12.1. Withdrawal of Initial Limited Partner. The Initial Limited Partner shall be deemed to have withdrawn from the Partnership upon the admission to the Partnership of any other Limited Partner, whereupon the Initial Limited Partner shall receive only the return of his initial capital contribution.

     12.2. Admission of Substituted Limited Partners. A transferee of LP Units pursuant to and in compliance with Article X shall be admitted to the Partnership as a Limited Partner (and the transferor of such LP Units shall, if such transferor is assigning all of such transferor's LP Units, automatically cease to be a Limited Partner) at and as of the time the transferee executes a power of attorney substantially in the form of Appendix A to this Agreement.

     12.3. Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 or the transferee of all of a General Partner's GP Units pursuant to Section 11.1 shall be admitted to the Partnership as a successor General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution, provided, however, that no such successor shall be so admitted to the Partnership until it has agreed in writing to assume the former General Partner's obligations under this Agreement, including in the case of a successor to the Managing General Partner, the obligations of a Managing General Partner. This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the termination of a former General Partner as a general partner and the admission of the successor General Partner. Any successor General Partner shall continue the business of the Partnership on the conditions set forth herein.

     12.4. Restructuring. (a) Power of Managing General Partner to Effect a Restructuring. If the Managing General Partner at any time shall have reason to believe that there is a material possibility that either a Loss of Partnership Status or a Tax Realization Event will occur at any future time, then the Managing General Partner in its absolute discretion may (but shall not be required to) take any and all actions that the Managing General Partner deems necessary, appropriate or desirable to accomplish any one or more Restructurings. The Managing General Partner shall have full and complete power and authority to take any and all such actions not prohibited by law (including without limitation the power and authority to effect any amendments to this Agreement other than Amendments that, pursuant to Section 15.3 of this Agreement, may be effected only with the approval of a Ninety-Five Percent Interest), all without obtaining consent thereto or approval thereof by any other Partner, and each Partner hereby confers upon the Managing General Partner an irrevocable power of attorney, coupled with an interest, to take any and all such actions. Such actions authorized pursuant to this Section 12.4 include, but are not limited to:

          (i) Creation of Affiliated Entities. The creation of one or more entities (including, without limitation, limited partnerships, general partnerships, corporations, trusts and limited liability companies) controlled by any General Partner, Affiliates of any General Partner or Affiliates of the Partnership.

          (ii) Asset and Business Transfers. The transfer of all or part of the businesses or assets of the Partnership to an existing or newly-organized entity or entities in exchange for interests in such entity or entities, which interests may be subject to substantial restrictions on transfer.

          (iii) Initiation of Mandatory Exchanges. The initiation of exchange or redemption transactions which will permit and may automatically effect, without the consent of any Partner, the exchange of some or all outstanding LP Units for interests in an existing or new entity holding a direct or indirect interest in all or part of the businesses or assets of the Partnership.

          (iv) Imposition of Transfer Restrictions. The imposition of substantial restrictions on the transferability of some or all of the LP Units (or interests in an entity or entities that are successors to all or any part of the businesses or assets of the Partnership) for both limited and extended periods of time, which restrictions may provide for damages (including forfeiture) for attempted transfer in violation of such restrictions.

The Managing General Partner may not, in effecting a Restructuring, subject any holder of LP Units to liability to Partnership creditors without such holder's consent.

     (b) Provisions Effective Notwithstanding Contrary Provisions. The provisions of this Section 12.4 shall be effective notwithstanding any provision to the contrary contained elsewhere in this Agreement, other than Section 15.3 hereof.

     (c) Consequences of Restructuring. It is understood and agreed by all Partners that the power, authority and discretion of the Managing General Partner to effect (or not to effect) one or more Restructurings is a bargained for and material condition of the willingness of the General Partner and its Affiliates to enter into this Agreement, and of the obligation of the General Partner and its Affiliates to consummate the transactions contemplated by the Intercompany Agreement. It is further understood and agreed by all Partners that the power of the Managing General Partner pursuant to this Section 12.4 includes the power, authority and discretion to effect one or more Restructurings that result in benefits to one or more Partners (including without limitation the Managing General Partner, any Affiliate of the Managing General Partner, the Advising General Partner, or any Affiliate of the Advising General Partner) that are not enjoyed by all Partners, and may result in disadvantageous consequences to one or more Partners that are not suffered by all Partners (including without limitation the

Managing General Partner, any Affiliate of the Managing General Partner, the Advising General Partner, or any Affiliate of the Advising General Partner), and that no Partner shall have any cause of action against, or right to receive any compensation from, the Partnership, the Managing General Partner, any Affiliate of the Managing General Partner, the Advising General Partner, any Affiliate of the Advising General Partner, or any other Partner, as a result of, or in respect of (i) any Restructuring or the disparate effects thereof on any one or more Partners, (ii) the Managing General Partner's failure to effect any one or more Restructurings, or (iii) the Managing General Partner's determination to effect a particular Restructuring or Restructurings instead of any other Restructuring or Restructurings.

     (d) Release of General Partners. To the fullest extent permitted by applicable law (including without limitation Section 17-1101(d) of the Delaware
Act), the Partnership and each Partner hereby release each General Partner and all directors, officers, employees and Affiliates thereof from any and all duties (including fiduciary duties) and liabilities that any of them may otherwise have, at law, in equity or under this Agreement, with respect to any and all actions that either General Partner may in good faith take or omit to take in connection with or relating in any way to any Restructuring or Restructurings or any determination to effect or not effect any Restructuring or Restructurings.


                                  ARTICLE XII

                         REMOVAL OF A GENERAL PARTNER

     13.1. Removal of a General Partner. (a) Each General Partner agrees to continue to act as General Partner of the Partnership, and the Managing General Partner agrees to continue to act as Managing General Partner of the Partnership, until such date as the Partnership shall terminate pursuant to Articles XII or XIV, subject to its prior removal as General Partner pursuant hereto and subject to its right to transfer all of its GP Units pursuant to
Section 11.1.

     (b) Any General Partner may be removed only by an Eighty Percent Interest, or, if the Partnership Interest of such General Partner, together with its Affiliates other than NEIC, L.P. (calculated by treating the General Partner or such Affiliates as also owning the number of Units equal to the product of (i) the number of Units owned by NEIC, L.P., and (ii) a fraction, the numerator of which is the number of units of NEIC, L.P. owned by such General Partner or such Affiliates, and the denominator of which is the total number of units of NEIC, L.P. then outstanding) is less than 33% of the outstanding Units, such General Partner may be removed by a Majority Interest, and only if (i) in connection therewith, a successor Managing General Partner or Advising General Partner (as applicable) is approved by a Majority Interest and (ii) the Partnership shall have received an Opinion of Counsel that the removal of such General Partner and the approval of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the Partnership or any Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Such removal shall be effective upon the admission of the successor General Partner pursuant to Section 12.3. The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of any Operating Partnership.

     13.2. Sale of Former General Partner's Interest. If a successor General Partner is approved pursuant to Section 13.1 or 14.2 or the proviso to Section 14.1, such successor shall purchase the GP Units of the former General Partner for an amount in cash or such other form of consideration acceptable to the former General Partner in its sole discretion with a fair market value equal to the fair market value of such GP Units or as otherwise agreed, determined as of the date the successor General Partner is admitted pursuant to Section 12.3, provided, however, that any General Partner shall have the right to exchange a portion of its GP Units pursuant to Section 4.2. Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).


                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

     14.1. Dissolution. The Partnership shall be dissolved, and its affairs shall be wound up, upon:

            (a) bankruptcy or dissolution of the sole or last remaining General Partner, or any other event that results in such General Partner ceasing to be a general partner in the Partnership (other than by reason of removal pursuant to Section 13.1 or a transfer pursuant to Section 11.1);

            (b) an election by the Managing General Partner to dissolve the Partnership made pursuant to Section 12.4; or

            (c) an election by the Managing General Partner to dissolve the Partnership which is approved by a Majority Interest; provided, however, that the Partnership shall not be dissolved upon an event described in
     Section 14.1(a) if, within 90 days of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of a successor Managing General Partner.

     For purposes of this Section 14.1, bankruptcy of a General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, (iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi) (A) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof or (B) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (C) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.

     14.2. Reconstitution. Upon dissolution of the Partnership in accordance with Section 14.1(a), and a failure of all Partners to agree to continue the business of the Partnership and to the appointment of a successor Managing General Partner as provided in the proviso to Section 14.1(c), then within 180 days after the event described in Section 14.1(a), a Majority Interest may elect to reconstitute the Partnership and continue its business by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until dissolved in accordance with this Article XIV and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the Managing General Partner pursuant to this Agreement; provided, however, that the right of a Majority Interest to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be treated as an association taxable as a corporation for federal income tax purposes.

     14.3. Liquidation. Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 14.2, the Managing General Partner, or in the event the Managing General Partner has been removed or dissolved or become bankrupt (as defined in Section 14.1), the Advising General Partner, or in the event the Advising General Partner has been removed or dissolved or become bankrupt (as defined in Section 14.1), a liquidator or liquidating committee approved by a Majority Interest, shall be the liquidator of the Partnership (the "Liquidator"). The Liquidator (if other than a General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than a General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by a Majority Interest. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the restrictions set forth in Article XVII) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a)   to creditors of the Partnership (including Partners); and

            (b)   to the Partners, in proportion to and to the extent of the
     positive balances   in their respective Capital Accounts;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent, conditional, or unmatured claims and obligations known to the Partnership and all claims and obligations known to the Partnership but for which the identity of the claimant is unknown in an amount determined by the Liquidator to be appropriate for such purposes.

     14.4. Distribution in Kind. Notwithstanding the provisions of Section 14.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, or to specific classes of Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     14.5. Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property pursuant to Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     14.6. Return of Capital. No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     14.7. Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                                  ARTICLE XV

                      AMENDMENT OF PARTNERSHIP AGREEMENT

     15.1. Amendments Which May be Adopted Solely by the Managing General Partner. Subject to Section 15.2 and Section 15.3, the Managing General Partner may amend any provision of this Agreement without the approval of any other General Partner or any Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

            (a) a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;

            (b) a change that the Managing General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction or (ii) ensure that neither the Partnership nor any Operating Partnerships will be treated as an association taxable as a corporation for federal income tax purposes;

            (c) a change in the provisions of Article X which the Managing General Partner in its sole discretion considers necessary or desirable to prevent a risk that the Partnership will be classified as a publicly traded partnership pursuant to Section 7704 of the Code or will be obligated to register a class of its securities under the Exchange Act;

            (d) a change to divide outstanding Units into a greater number of Units, to combine outstanding Units into a smaller number of Units, or to reclassify Units in a manner that, in the good faith opinion of the Managing General Partner, does not adversely affect any General Partner or any class of Limited Partners in any material respect;

            (e) a change that the Managing General Partner in its sole discretion deems appropriate or necessary to satisfy any requirements, conditions or guidelines contained in any order, rule or regulation of any federal or state agency or contained in any federal or state statute;

            (f) a change that is appropriate or necessary, as stated in an Opinion of Counsel, to prevent the Partnership, any Operating Partnership, any General Partner, their Affiliates and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

            (g) a change that is required or contemplated by any provision of this Agreement, including, without limitation, Sections 4.3, 12.3 and 12.4;

            (h) a change allowing for the operation of any and all of the activities of the Partnership through one or more Operating Partnerships;

            (i) a change that in the good faith opinion of the Managing General Partner does not adversely affect any other General Partner or the Limited Partners in any material respect; or

            (j)  any changes or events similar to the foregoing.

     15.2. Other Amendments. Amendments to this Agreement may be proposed only by the Managing General Partner. Subject to Section 15.3, a proposed amendment (other than amendments adopted pursuant to Section 4.3(b) or Section 15.1) shall be effective only when approved by a Majority Interest (including the approval of the Managing General Partner), provided, however, that any amendment which alters the relative rights, powers and duties of outstanding GP Units and LP Units such that the equivalence of the economic interests of the Units is affected shall be effective only when approved by an Eighty Percent Interest, including the approval of the Managing General Partner (additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units); provided, further, however, that any amendment which adversely affects the rights, powers and duties of the Advising General Partner (but does not so affect the rights, powers and duties of the Limited Partners) shall be effective only if approved by each General Partner; provided, further, however, that the approval of a Majority of Minority Interest shall be required for any amendment to Section 12.4. The Managing General Partner shall notify all other General Partners and all Limited Partners upon final adoption of any proposed amendment.

     15.3.  Amendment Requirements.  Notwithstanding the provisions of Sections
15.1 and 15.2, (a) the approval of a Ninety-Five Percent Interest shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes, (b) no provision of this Agreement requiring each General Partner to take or approve any action shall be amended in any respect which would have the effect of no longer requiring such action or approval, unless such amendment is approved by each General Partner, (c) no provision of this Agreement which establishes a percentage of the Limited Partners required to take or approve any action shall be amended in any respect which would have the effect of reducing the voting requirement, unless such amendment is approved by at least such percentage of Limited Partners and (d) this Section 15.3 shall be amended only with the approval of a Ninety-Five Percent Interest.

     15.4. Limitation of Voting Power of Certain LP Unit Holders. (a) For purposes of this Section 15.4, the following words have the meanings indicated:

            "Associate" means, with respect to any Person, (i) any other Person (other than the Partnership or a Subsidiary of the Partnership) of which such Person is an officer, director, trustee, partner or employee or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            A Person shall be deemed to "own" any Voting Units:

               (A) that such Person owns directly, whether or not of record; or

               (B) that it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

               (C) that are beneficially owned, directly or indirectly, by any other Person who is not an Affiliate or Associate of such Person (including any Voting Units which such other Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise) with whom such Person has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Units; provided, however, that (1) directors, officers, and employees of any General Partner and employees of the Partnership or of any Subsidiary of the Partnership shall not be deemed to have any such agreement, arrangement or understanding on the basis of their status, or actions taken in their capacities as directors, officers or employees of such General Partner or employees of the Partnership or of any Subsidiary of the Partnership, and (2) a Person shall not be deemed the owner of or to own any Voting Units solely because such Voting Units have been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Voting Units are accepted for payment or exchange.

          The outstanding Voting Units of the Partnership shall include Voting Units deemed owned through the application of clauses (B) and (C) above, but shall not include any other Voting Units that may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise. "Group", with respect to any Person, shall include:

          (i)    such Person;

          (ii)   any Affiliates and Associates of such Person;

          (iii) those additional Persons that, together with such Person, jointly file (or are required to file) a statement of beneficial ownership pursuant to Section 13(d) of the Exchange Act or any successor provision, irrespective of any disclaimers of beneficial ownership.

     "Voting Unit" means all outstanding LP Units entitled to vote on any matter pursuant to this Agreement; and each reference to a proportion of Voting Units shall refer to such proportion of the votes entitled to be cast by such LP Units.

     "Subsidiary" means, with respect to the Partnership, any Operating Partnership and any corporation or other entity of which a majority of any class of equity security is owned, directly or indirectly, by the Partnership.

     (b) Notwithstanding any other provision of this Agreement, with respect to any matter submitted to a vote of the holders of the Voting Units (or to a vote of the holders of Units generally) at any meeting of such holders or any matter upon which the holders of Voting Units (or the holders of Units generally) propose or purport to take action by written consent without a meeting: (i) no Person that owns Voting Units may vote that amount of such Voting Units that constitutes the Excludable Units, if any, owned by such Person (provided, however, that if such Person is a member of a Group, such Person shall be subject to clause (ii) below rather than to this clause (i)); (ii) no Person that is a member of a Group of Persons owning Voting Units may vote that amount of Voting Units owned by such Person that constitutes the Allocable Excludable Units, if any, owned by such Person; and (iii) that amount of Voting Units having the status of Excludable Units (adjusted as necessary to give effect to the provisos to the definition set forth below of "Allocable Excludable Units") shall be excluded and deducted from the total number of Voting Units deemed to be outstanding for purposes of determining the number of Voting Units necessary to constitute a quorum at any such meeting or to approve a matter submitted for approval at any such meeting or by means of any such written consent.

          (x) The term "Excludable Units" means, with respect to any Person or Group, that amount of Voting Units owned by such Person or Group, as the case may be, that would result in such Person or Group, as the case may be, owning more than 20% of the combined voting power of the outstanding Voting Units (with the determination of the voting power of each Person and Group owning Voting Units being calculated and recalculated for this purpose as often as is necessary to give effect to the exclusion from voting and the determination of Units deemed to be outstanding for purposes related thereto of Excludable Units held by other Persons or Groups).

          (y) The term "Allocable Excludable Units" means, with respect to each Person that is a member of a Group which owns Excludable Units, an amount of Voting Units owned by such Person equal to such Person's pro rata share within such Group of the total amount of Excludable Units owned by such Group; provided, however, that Voting Units that are deemed owned by two or more Persons who are members of such Group as a result of attributions in accordance with the definition of "own" as set forth in Section 15.4(a) hereof shall for this purpose be deemed to be owned by such one of such Persons which most directly owns such voting Units; and provided, further, that, with respect to any Person that is a member of more than one such Group, "Allocable Excludable Units" means the greatest number of Excludable Units so allocated with respect to such Person with respect to any single Group.

     (c) The provisions of this Section 15.4 shall not apply to (i) MetLife or any entity as to which MetLife possesses the voting power to elect a majority of the directors of such subsidiary (in the case of a corporation) or controls at least a majority of the other beneficial interests entitled to vote generally (in the case of a non-corporate entity) or (ii) any savings, profit sharing, stock bonus or employee stock ownership plan or plans established by the Partnership or a Subsidiary of the Partnership and qualified under Section 401(a) of the Code, or any successor provision, which holds Voting Units on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such Voting Units with respect to all matters submitted to the holders of Voting Units (or the holders of Units generally) for voting, or (iii) participating employees and beneficiaries under the plans referred to in the immediately preceding clause (ii), but only to the extent that such employees or beneficiaries own Voting Units by reason of being such employees or beneficiaries. In addition, the provisions of this Section 15.4 shall not be applicable with respect to any Person or Group if either of the following conditions is met:

          (x) the Managing General Partner (i) has expressly approved in advance either (A) the acquisition of outstanding Voting Units by such Person or Group that caused such Person or Group to become the owner of Excludable Units, or (B) the issue or sale by the Partnership of Voting Units to such Person or Group that caused such effect, and (ii) in advance of such acquisition or issue or sale has expressly determined that such provisions shall not be applicable to such Person or Group; or

          (y) the Managing General Partner has determined that such provision shall not apply to such Person or Group.

     (d) The Managing General Partner shall have the power to determine, for the purposes of this Section 15.4, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with or implementation of this Section 15.4, including without limitation (i) the number of Voting Units owned by any Person or Group or a member of any Group, (ii) whether any two or more Persons constitute a Group, (iii) whether a Person is an Affiliate or Associate of another or a member of any Group, (iv) whether a Person has an agreement, arrangement or understanding with another Person, (v) the calculation (including the manner of calculation) of the amount of Excludable Units held by any Person or Group or the Allocable Excludable Units held by any Person, and (vi) any other facts which the Managing General Partner determines to be relevant. In the event that the vote of the unitholders of NEIC, L.P. is solicited pursuant to Section 8.1 of the Intercompany Agreement, for the purposes of this Section 15.4, the number of Voting Units owned by a Person or Group shall be deemed to be equal to the sum of (a) the number of Voting Units owned by such Person or Group, and (b) any Additional Voting Units deemed owned by such Person or Group. Any determinations made by the Managing General Partner pursuant to this Section 15.4 in good faith and on the basis of such information and advice as was then reasonably available to it for such purpose shall be conclusive and binding upon the Partnership and all holders of Units.


                                  ARTICLE XVI

                                   MEETINGS

     16.1. Meetings. Meetings of Partners may be called by any General Partner or by Limited Partners holding an aggregate of at least 20% of the outstanding LP Units. Within 60 days after receipt by the Managing General Partner of a written proposal to call a meeting signed by any General Partner or Limited Partners holding the requisite number of LP Units and indicating the purpose for which the meeting is to be called (or such longer period as shall be reasonably required by the Managing General Partner in order to prepare documents required therefor), the Managing General Partner shall cause a notice of the meeting to be given to each other Partner. A meeting shall be held at a time and place determined by the Managing General Partner within 60 days after the giving of notice of the meeting. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of the Partners.

     16.2. Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at any meeting or to give approvals without a meeting as provided in Section 16.4, the Managing General Partner may set a Record Date, which date for purposes of notice of a meeting shall not be less than 10 days nor more than 60 days before the date of the meeting.

     16.3. Conduct of Meeting. (a) The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of Partners or the solicitation of proxies or approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate an individual to serve as chairman of any meeting and shall further designate an individual to take the minutes of any meeting, which individuals may be directors or officers of the Managing General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner.

     (b) The Managing General Partner may vote its Units in such manner as it in its sole discretion may determine.

     16.4. Action Without a Meeting. Any action that may be taken at a meeting of the Partners may be taken without a meeting if approvals in writing setting forth the action so taken are signed by Partners holding in the aggregate at least the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Partners who have not approved in writing. If approvals to the taking of any action by the Partners is solicited by any Person other than by or on behalf of the Managing General Partner, the approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Managing General Partner, (b) approvals sufficient to take the action proposed are dated not more than 60 days prior to the date sufficient consents are deposited with the Partnership, and (c) the Partnership receives an Opinion of Counsel that giving effect to such approvals would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes.

                                  ARTICLE XVI

                             CERTAIN RESTRICTIONS

     17.1. Additional Units. Except pursuant to the Restricted Unit Plan, the Managing General Partner shall not cause the Partnership to issue Units to the Managing General Partner or any of its Affiliates (other than pursuant to Section 4.1) unless (i) the Units are of a class, or not materially different in their voting, distribution and liquidation rights from Units of a class, which is, prior to such issuance, outstanding, and the Net Agreed Value of the Contributed Property being contributed in exchange for such Units is at least equal to the number of Units being so issued times the product of the NEIC Exchange Ratio and the Market Value or (ii) such issuance is approved by a Majority of Minority Interest, provided, however, that the exchange by the Managing General Partner of GP Units held by it for LP Units or LP Units for GP Units in accordance with Section 4.2 shall not constitute an issuance of Units by the Partnership to the Managing General Partner for the purposes of this
Section 17.1.

     17.2. Sale of Assets. Except as otherwise permitted by Section 12.4, without the prior approval of a Majority Interest, the Managing General Partner shall not permit the sale or other disposition of all or substantially all of the consolidated assets owned by the Partnership and any Operating Partnership.


                                  ARTICLE XVI

                                 MISCELLANEOUS

     18.1. Opinions Regarding Taxation as a Partnership. Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership or any Operating Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the Managing General Partner in its sole discretion.

     18.2. Personal Property. The Partnership Interest of any Partner shall be personal property for all purposes.

     18.3. Addresses and Notices. Any notice, demand, request, payment or report required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Limited Partner at such Limited Partner's address as shown on the Partnership's records. Any notice to the Partnership shall be deemed given if received in writing by the Managing General Partner at the principal office of the Partnership designated pursuant to Section 2.3. Any notice to a General Partner shall be deemed given if received in writing by such General Partner at the principal office of the Partnership designated pursuant to Section 2.3.

     18.4. Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     18.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the additional Persons that become Limited Partners as provided herein) and their heirs, executors, administrators, successors, legal representatives and assigns.

     18.6. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.

     18.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto (including the additional Persons that become Limited Partners as provided herein).

     18.9. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     18.10. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would make applicable the substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              GENERAL PARTNERS

                              NEW ENGLAND INVESTMENT
                                    COMPANIES, INC.


                              By /s/ Edward N. Wadsworth
                                __________________________________


                              NEW ENGLAND INVESTMENT
                                    COMPANIES, L.P.

                              By:  NEW ENGLAND INVESTMENT
                                   COMPANIES, INC.,
                                   its general partner

                              By /s/ Edward N. Wadsworth
                                __________________________________



                              LIMITED PARTNERS

                              INITIAL LIMITED PARTNER

                              /s/ Edward N. Wadsworth
                              __________________________________
                              Edward N. Wadsworth

                              All Limited Partners now or hereafter admitted as limited partners of the Partnership, as listed on Appendix B hereto, pursuant to powers of attorney now or hereafter executed in favor of, and delivered to, the Managing General Partner

                              By NEW ENGLAND INVESTMENT
                                 COMPANIES,  INC.

                              As Managing General Partner


                              By /s/ Edward N. Wadsworth
                                 _______________________________

                                  Appendix A
                               Power of Attorney

                                  Appendix B
                               Limited Partners

                                      -54-